EXHIBIT 16.2




ERNST & YOUNG             Ernst & Young, LLP              Phone:  (801) 350-3300
                          Suite 800                       Fax:    (801) 350-3456
                          60 East South Temple            www.ey.com
                          Salt Lake City, Utah 84111


                                                                    EXHIBIT 16.2

October 13, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated September 30, 2003 of ClearOne Communications, Inc. and believe it is not complete in certain respects. Our comments with respect to lack of completeness, as well as our other observations, are reflected below:

We are in agreement with the statements contained in the first sentence of the first paragraph of Item 4 on page 2 therein.

We are in agreement with the statements contained in the second paragraph of
Item 4 on page 2 therein, except the following should be added at the end of the paragraph to make it complete:

     However, on or about January 21, 2003, Ernst & Young advised the Company's Audit Committee (through its designated representative) that the Securities and Exchange Commission's complaint dated January 15, 2003 and other information that had come to Ernst & Young's attention gave Ernst & Young concern regarding the fairness or reliability of the Company's financial statements for the two fiscal years ended June 30, 2002 and 2001, and that such financial statements and Ernst & Young's reports thereon should not be relied upon and needed to be withdrawn. Ernst & Young further informed the Audit Committee's representative that a Company-issued press release advising that Ernst & Young's audit reports should not be relied upon would be a suitable substitute for Ernst & Young issuing a separate press release to withdraw their reports. On January 22, 2003, the Company issued a press release advising that the Company's financial statements and the auditor's report included in the Company's 2002 Annual Report on Form 10-K should not be relied upon for investment purposes. Accordingly, since January 22, 2003, Ernst & Young's audit opinions on the Company's financial statements included in such Form 10-K (i.e., for the years ended June 30, 2002 and 2001) have been effectively withdrawn, and those financial statements are therefore unaudited.




       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

ERNST & YOUNG             Ernst & Young, LLP



We are in agreement with the statements contained in the third paragraph of Item 4 on page 2 therein, except the following should be added at the end of the paragraph to make it complete:

     As described in the preceeding paragraph, however, Ernst & Young's reports on the annual financial statements included in the 2002 Annual Report on Form 10-K have been withdrawn.

We are in agreement with the statements contained in the fourth paragraph, including the sub-paragraphs within the fourth paragraph, of Item 4 on page 2 therein, except:

(i) the following should be added at the end of the first sub-paragraph to make it complete:

     Ernst & Young advised the Company's Audit Committee (through its designated representative) on or about January 21, 2003, that in light of the allegations in the Securities and Exchange Commission's complaint dated January 15, 2003 and other information that had come to Ernst & Young's attention, Ernst & Young was unwilling to be associated with the previously-issued financial statements until a sufficient investigation into those allegations had been performed and any matters noted in the investigation appropriately resolved.

and,

(ii) We have no basis to agree or disagree with the statement contained in the last sentence of the third sub-paragraph registrant ("and, except as described above, has been unable to corroborate such statements by Ernst & Young").

We are in agreement with the statements contained in the fifth paragraph of Item 4 on page 2 therein.

We have no basis to agree or disagree with other statements of the registrant contained therein.



                                      /s/  ERNST & YOUNG LLP